Exhibit 10.6

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENTS

On October 4, 2005, the Compensation Committee of the Board of Directors extended the term of employment under each of the following employment agreements with the Company’s executive officers:

•	Executive Employment Agreement between ARIAD Pharmaceuticals, Inc. and Laurie A. Allen, Esq. dated March 4, 2002, as amended September 2, 2003.

•	Executive Employment Agreement by and between ARIAD Pharmaceuticals, Inc. and Camille L. Bedrosian, M.D., dated August 19, 2002, as amended September 2, 2003.

•
Executive Employment Agreement between ARIAD Pharmaceuticals, Inc. and David L. Berstein, J.D., dated August 1, 1993, as amended March 2, 1994, January 1, 1997, June 8, 2000, January 1, 2001 and September 2, 2003.

•	Executive Employment Agreement between ARIAD Pharmaceuticals, Inc. and Timothy Clackson, Ph.D., dated June 8, 2000, as amended July 1, 2001, July 12, 2002 and September 2, 2003.

•	Executive Employment Agreement between ARIAD Pharmaceuticals, Inc. and Edward M. Fitzgerald, dated May 6, 2002, as amended September 2, 2003.

•
Executive Employment Agreement between ARIAD Pharmaceuticals, Inc. and John Iuliucci, Ph.D., dated , May 1, 1992, as amended March 2, 1994, January 1, 1997, January 1, 1999, June 8, 2000, January 1, 2001 and September 2, 2003.

As amended on October 4, 2005, the term of each of these agreements was extended to December 31, 2008 from December 31, 2006, or in the case of Dr. Bedrosian, from December 31, 2005. Each executive officer’s term of employment is thereafter subject to automatic renewal for successive one-year terms absent notice to the contrary by either party. The provisions of these employment agreements otherwise remain the same.

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